EXHIBIT 99.1

                        XOX CORPORATION ANNOUNCES MERGER
                       WITH TELE DIGITAL DEVELOPMENT, INC.


         MINNEAPOLIS, MN, July 8, 2002, XOX Corporation (OTCBB: XOXC) has announced that it completed the merger of TD Acquisition Corp., a wholly-owned subsidiary of XOX, with and into Tele Digital Development, Inc. In the merger, and following a one-for-two reverse stock split of Tele Digital's common stock effective on June 28, 2002, shareholders of Tele Digital received .7483 shares of common stock of XOX in exchange for one share of common stock of Tele Digital. The pre-merger stockholders of XOX now own approximately 23% of XOX and the pre-merger shareholders of Tele Digital now own approximately 77% of XOX.

         XOX had been exploring its strategic options since the time that it exited the geoscience business at the end of 2000 and identified the merger with Tele Digital as a desirable outcome. Tele Digital, a privately-held Minnesota corporation, designs, develops and markets innovative operating software systems for the wireless communications markets, including proprietary prepaid mobile phone software. Tele Digital's customers are original equipment manufacturers
(OEMs), cellular carriers, retailers and distributors to the mobile phone and other mobile handheld device markets.

         John R. Sutton, former XOX Chief Executive Officer, commented, "We are glad to see this opportunity for the shareholders of the combined entity and are optimistic that the leadership of Tele Digital and the combined Board of Directors will be able to bring their vision for the Company's future to fruition."

         Richard L. Barnaby, President of Tele Digital and now also President of XOX, said "This merger has created a new opportunity for the XOX shareholders by providing a growth vehicle for them, while the former Tele Digital shareholders benefit since they now have the opportunity to own shares in a publicly-held company."

         Richard W. Perkins, now Chairman of XOX, describes the new XOX as "a company with great prospects in the current economy where the company's pre-paid cellular technology is in increasing demand."

         Before completing the merger, XOX reconvened its Annual Meeting of Stockholders on June 27, 2002. At that meeting, the stockholders of XOX approved the amendment to the Certificate of Incorporation to increase the number of authorized shares of capital stock to 30 million and the number of authorized common stock to 20 million. The approval of such amendment provided the shares of common stock of XOX necessary to complete the merger with Tele Digital. The merger had been previously approved by the XOX stockholders when the Annual Meeting was originally convened on June 10, 2002. The Tele Digital shareholders approved the merger at their special meeting held on June 10, 2002.

         On June 30, 2002, XOX, Tele Digital and TD Acquisition Corp. executed Amendment No. 2 to the Agreement and Plan of Merger, dated January 7, 2002, as amended by Amendment No. 1 dated as of March 29, 2002, to extend the date of the merger to no later than July 10, 2002, in order to provide time to complete the closing.

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For more information, contact:

Mr. Richard L. Barnaby
XOX Corporation
1325 East 79th Street, Suite 6
Bloomington, Minnesota 55425
Telephone: (952) 876-0527

XOX Corporation filed a proxy statement concerning the merger with the United States Securities and Exchange Commission (the "SEC"). We urge investors to read the proxy statement, including the section entitled "Risk Factors" and the appendices included in the proxy statement, because they contain important information. Investors may obtain the documents free of charge at the SEC's website, www.sec.gov.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts and include expressions of management's expectations about transactions and expectations for XOX's and Tele Digital's business, which are subject to various contingencies. Such forward-looking statements involve certain risks and uncertainties. The actual results of operations may differ materially from those discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in the business and operations of Tele Digital, XOX or related third parties. These entities assume no obligation for updating such forward-looking statements at any time.